Exhibit 107

Calculation of Filing Fee Table
Form S-8
(Form Type)

ServiceNow, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share, issuable in respect of assumed stock options under the Vecinity Inc. 2024 Equity Incentive Plan(2)	Rule 457(c) and Rule 457(h)	5,652	$100.56	(3)	$568,365.12	(3)	$0.00013810	$78.49	(3)
Equity	Common stock, par value $0.001 per share, issuable in respect of assumed restricted stock units under the Vecinity Inc. 2024 Equity Incentive Plan (4)	Rule 457(c) and Rule 457(h)	92,777	$100.56	(3)	$9,329,655.12	(3)	$0.00013810	$1,288.43	(3)
Total Offering Amounts						$9,898,020.24			$1,366.92
Total Fee Offsets									—
Net Fee Due									$1,366.92

(1)
This Registration Statement also shall be deemed to cover an indeterminate number of additional shares of the Registrant's Common Stock which may be offered and issued pursuant to the assumed Vecinity Inc. 2024 Equity Incentive Plan (the "Equity Incentive Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 5,652 shares of Registrant common stock issuable in connection with stock options awarded under the Equity Incentive Plan that were assumed by and converted into restricted stock units of the Registrant on March 2, 2026, in connection with the Registrant’s acquisition of Vecinity Inc.
(3)	The offering price per share and aggregate offering price have been estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of Registrant common stock as reported on the New York Stock Exchange on February 23, 2026.
(4)	Represents 92,777 shares of Registrant common stock issuable pursuant to outstanding and unvested restricted stock units granted under the Equity Incentive Plan that were assumed by and converted into restricted stock units of the Registrant on March 2, 2026 in connection with the Registrant’s acquisition of Vecinity Inc.